UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

VIRGINIA COMMERCE BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On February 12, 2013, these talking points were distributed to executive management, branch managers, business development officers and customer care representatives of Virginia Commerce Bank (“VCB”) in connection with the proposed acquisition of its parent company, Virginia Commerce Bancorp, Inc. by United Bankshares, Inc. (together with its subsidiaries, “United”).

United / VCB Talking Points

Main Theme: Continuity of the Customer Experience

When is the merger happening?

We expect the merger to be completed by the end of the third quarter. Nothing is changing now and we will communicate with you along the way as the merger proceeds.

Why is VCB selling?

VCB is a very strong and successful bank, thanks to our clients. Our sale does not mean that we could not compete in the marketplace. We compete very effectively in our market area. But there are increasing regulatory and competitive pressures on smaller banks like VCB. Our Board of Directors has an obligation to periodically review strategic alternatives in order to maximize stockholder value. What our Board found in United Bank was an opportunity to provide a premium price for our stockholders now, and long-term operating advantages of this partnership going forward. Our merger with United will increase our scale and will provide our Bank with an infrastructure that allows us to offer you and all of our customers an expanding array of financial products and services.

Why United Bank?

The result of our Board’s strategic exploration and ultimate decision to sell is that we will have an excellent partner in United Bank. United’s Virginia and DC metro subsidiary bank is headquartered in Tysons Corner. Once the merger is complete, we will be the largest independent community bank with a headquarters in the Washington Metropolitan area. Founded in 1839, United Bank has an impressive history of growth, strength and stability. United currently has 115 branches in five states plus Washington, DC, and over 1,500 employees. Since 1982, United has completed 28 acquisitions. United’s merger success is based on retaining clients and qualified banking professionals. VCB will be a big part of United’s local presence and I look at this as an opportunity to take two great banks and make them even better as one.

Why have press releases announced investigations into the proposed merger with United?

It is our general policy to not comment on any litigation matters. That being said, it is our understanding that it is fairly common for certain attorneys to announce investigations into proposed public company mergers. We believe that any investigation into the proposed merger will demonstrate that our Board engaged in a robust decision-making process in determining that merging with United was in the best interests of VCB and our stockholders.

What will happen with my branch?

Those decisions are being considered now. Rest assured that you will have plenty of notice if this branch will be affected in any way. It’s great for our customers that this merger will add many more Northern Virginia branches, plus new locations in DC, Maryland, and three other states (West Virginia, Ohio and Pennsylvania). United’s Virginia network even includes offices in the Shenandoah Valley from Winchester to Staunton, plus locations in Charlottesville.

Will my account/online banking/debit card/etc. be changing?

Those decisions have not yet been made. Keep in mind that nothing is changing now and I don’t expect your account terms to change before the merger is completed, if at all. It’s possible that your account terms will stay the same after VCB merges with United Bank. Whatever happens, you’ll be treated well. After all, the success of this merger depends on taking care of and continuing to earn the business of clients like you. Rest assured that you will have plenty of notice if your account will be affected in any way.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Virginia Commerce Bancorp, Inc. (“VCBI”) and United Bankshares, Inc. (“United”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and VCBI’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of VCBI and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and VCBI. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and VCBI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of United and VCBI may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and VCBI are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in United’s and VCBI’s markets could adversely affect operations; and (10) the economic slowdown could continue to adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in VCBI’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

VCBI cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to VCBI or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. VCBI does not undertake any obligation to update any forward-looking statement contained herein to reflect circumstances or events that occur after the date the forward-looking statements are made.

Participants in the Transactions

United, VCBI and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from VCBI’s shareholders in favor of the Merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the VCBI shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the SEC on April 4, 2012. You can find information about VCBI’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the SEC on March 14, 2012. You can obtain free copies of these documents from United, or VCBI using the contact information above.

Additional Information About the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Shareholders of VCBI and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission in connection with the Merger because it will contain important information about United, VCBI, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing VCBI’s website at www.vcbonline.com under the tab “About VCB” and then under the heading “Investor Relations”, “Financial Documents” and “SEC Filings”. You are urged to read the proxy statement/prospectus carefully before making a decision concerning the Merger.